UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 3, 2012

Brazil Fast Food Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23278	13-3688737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rua Voluntários da Pátria, 89-9° andar — Botafogo
CEP 22.270-010, Rio de Janeiro, Brazil	22270-010
(Address of Principal Executive Offices)	(Zip Code)

011 55 21 2536-7500

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Brazil Fast Food Corp. (the “Company”) hereby files this current report on Form 8-K/A (the “Amendment No. 1”) to amend the original Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 10, 2012 (the “Original Form 8-K”), for the purposes of clarifying the period of the Company’s engagement with its former independent registered public accounting firm, KPMG Auditores Independentes (“KPMG”); explaining that there were no disagreements on any accounting or auditing matters during the period of engagement; and providing disclosure regarding KPMG’s letter responding to this Amendment No. 1, as required by Item 304(a)(3) of Regulation S-K.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On July 3, 2012, the Company dismissed KPMG as the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company recommended and approved the decision to dismiss KPMG.

KPMG only audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2011 and did not review the Company’s interim unaudited financial statements for the quarter ended March 31, 2012 and will not review the Company’s interim unaudited financial statements for the quarter ended June 30, 2012. The Company has engaged BDO RCS Auditores Independentes (“BDO”) as the successor independent registered public accounting firm, effective July 3, 2012, to review the interim unaudited financial statements for the quarter ended March 31, 2012 and for subsequent fiscal quarters. On June 15, 2012, the Company filed Amendment No. 1 on Form 10-Q/A (the “10-Q/A”) to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (the “Report”) of the Company, which was originally filed with the SEC on May 15, 2012, to show that an independent registered public accountant did not review the interim unaudited financial statements for the quarter ended March 31, 2012, as required by Regulation S-X. The Company noted that as a result, the Report is deemed deficient. The headings in the columns of the financial statements to the 10-Q/A and related notes thereto were amended to state “Not Reviewed.” No other changes were made to the Report. BDO’s review of the Company’s interim unaudited financial statements for the quarter ended March 31, 2012 may result in changes to the financial statements contained therein. The Company expects BDO to complete its review in the near future and undertakes the responsibility to file a separate amended Report on Form 10-Q/A for the quarter ended March 31, 2012 when BDO completes its review. KPMG’s reports on the consolidated financial statements of the Company for the fiscal year ended December 31, 2011 did not contain an adverse opinion nor a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Additionally, KPMG has not issued an adverse opinion nor a disclaimer of an opinion, nor qualified or modified its accounting and auditing as to uncertainty, audit scope or accounting principles in connection with its engagement during the period from January 1, 2012 until its dismissal on July 3, 2012.

In connection with its audits of the Company’s financial statements for the fiscal year ended December 31, 2011, KPMG has had no disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference to the subject matter of such disagreement in connection with its reports on the consolidated financial statements for the fiscal year ended December 31, 2011. Additionally, KPMG has had no such similar disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure in connection with its engagement during the period from January 1, 2012 until its dismissal on July 3, 2012.

(b) The Company’s Audit Committee engaged BDO as the successor independent registered public accounting firm, effective July 3, 2012.

Prior to engaging BDO, neither the Company nor anyone acting on the Company’s behalf consulted BDO regarding (a) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

The Company will provide KPMG with a copy of this Amendment No. 1 on the date of filing and will request that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter will be filed by amendment as Exhibit 16.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2012

BRAZIL FAST FOOD CORP.

By:	/s/ Ricardo Figueiredo Bomeny
Name: Ricardo Figueiredo Bomeny Title: Chief Executive Officer and Acting Chief Financial Officer

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